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                                                       EXHIBIT 10.9

                    EMPLOYMENT AGREEMENT dated as of April 13, 1992, between
               COLTEC INDUSTRIES INC, a Pennsylvania corporation (the "Company") and LAURENCE H. POLSKY (the "Executive").

                              W I T N E S S E T H :

          In consideration of the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

          1. EMPLOYMENT. (a) During the Employment Period (as hereinafter defined), the Company shall employ the Executive, and the Executive shall serve, with such functions, duties and responsibilities as shall be assigned to him by the Company. If at any time during the Employment Period a Change of Control (as hereinafter defined) shall occur, the Company shall employ the Executive, and the Executive shall serve, for the remainder of the Employment Period with the same functions, duties and responsibilities as on the date such Change of Control occurred. During the Employment Period, the Executive shall devote his best efforts and services to his employment in substantially the same manner and to substantially the same extent as the Executive has

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heretofore devoted his efforts.  During the Employment Period, the Executive shall render his services on substantially a full-time basis. The term "Employment Period" shall mean the period commencing on the date hereof and ending on the earlier of (i) July 1, 1996, or (ii) the date of death of the Executive; PROVIDED, HOWEVER, that if the Executive shall notify the Company of his election to serve for a Terminal Employment Period (as hereinafter defined) and a Consulting Period (as hereinafter defined) pursuant to paragraph 1(b) hereof, the Employment Period shall end.

          (b) Anything to the contrary herein notwithstanding, if at any time after a Change of Control shall have occurred the Executive shall make a determination in good faith that any of such Executive's management functions, duties or responsibilities or any aspect of his employment has changed adversely (whether or not such change shall constitute a material breach of the Company's obligations hereunder), the Executive shall have the option to serve hereunder for a terminal employment period (the "Terminal Employment Period") followed by a consulting period (the "Consulting Period"). The Terminal Employment Period shall commence upon notice to the Company by the Executive of his election to serve for such Terminal Employment Period and Consulting Period and the Terminal Employment Period shall end on

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the earlier of two years from the date of its commencement or the date the
Executive attains the age of 65 years. During the Terminal Employment Period, the Company shall employ the Executive with such functions, duties and responsibilities as shall be assigned to him by the Company; PROVIDED, HOWEVER, that such functions, duties and responsibilities shall be substantially similar to those performed by or assigned to the Executive on the date of the Change of Control and shall be acceptable to the Executive. The Executive shall make himself available to the Company during normal business hours; PROVIDED, HOWEVER, that during the Terminal Employment Period, if the Company does not require the full-time services of the Executive, the Executive may engage in other business activities subject to the provisions of paragraph 3 hereof. During the Employment Period and the Terminal Employment Period, the place of employment shall continue to be in the New York City metropolitan area unless otherwise agreed by the Company and the Executive. During the Terminal Employment Period the Company shall provide office space and secretarial assistance to the Executive in the same manner as provided by the Company prior to the Change of Control.

          (c) The Consulting Period shall commence upon the expiration of the Terminal Employment Period and shall end two


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years after its commencement.  During the Consulting Period, the Executive shall render advisory services concerning the business affairs of the Company with which the Executive shall have had substantial familiarity in the course of his prior management responsibilities. During the Consulting Period, the Executive shall not be required to devote more than one day each week and three days each calendar month to such services, and shall not be required to render any services at a distance of more than 50 miles from his then home, it being understood that he may move from the metropolitan area in which he presently resides. The Executive's consulting services under this Agreement shall be required only at times and places consistent with his other employment or with his private activities.

          (d) A "Change of Control" shall be deemed to have occurred if any partnership, corporation or any person, group or entity, other than entities controlled by Morgan Stanley Group Inc., shall acquire beneficial ownership of a majority of the outstanding shares of capital stock of the Company entitled to vote together without regard to class for the election of directors.

          2. COMPENSATION. (a) (i) Subject to the terms of this paragraph 2, during the term of this Agreement, the Executive shall be paid a salary at an annual rate not less than the annual rate


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payable to the Executive on the date hereof and shall be entitled to participate in such plans and other compensation arrangements as and to the extent that the Board of Directors of the Company shall determine. Incentive compensation awards for calendar years 1992 and 1993 shall be not less than $150,000 in each year, provided the Executive shall be an employee at the time the award is paid. If a Change of Control shall have occurred, in no event shall the Executive be paid a salary at an annual rate less than his annual salary rate in effect at the time of the Change of Control. All such compensation shall be paid in appropriate installments to conform with the regular payroll payment dates of the Company. Following a Change of Control and during both the Employment
Period and the Terminal Employment Period, the Executive shall be entitled, to the same extent as he does on the date hereof or to any greater extent determined by the Board subsequently, to (i) participate in all the Company's employee benefit plans, including, without limitation, the Company's 1977 Long-Term Performance Plan, Incentive Compensation Plan (determined as in prior years and paid pro rata for any partial year with the Terminal Employment Period), Retirement Savings Plan, Family Protection Plan, any other pension and retirement plans, group life insurance, hospitalization and surgical and major medical coverages, sick leave, vacations and


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holidays, long-term disability and such other related fringe benefits and executive perquisites as are available to executive employees of the Company (each computed in the same manner as in prior years) and (ii) such other benefits or perquisites as he has received prior to the date of such Change of Control; PROVIDED, HOWEVER, that if the Company is unable by operation of law or the terms of the applicable plan to continue the participation of the Executive in any such plan the Company will provide the Executive with a comparable level of compensation or benefits. The Executive's election pursuant to paragraph 1(b) hereof to commence a Terminal Employment Period and Consulting Period shall not adversely affect the Executive's right to receive any compensation accrued prior to the date of such election.

          (ii) The Company shall pay the Executive, at the time the Executive exercises any option for shares granted to the Executive in the option agreement dated April 13, 1992 (the "Option Agreement"), an amount equal to the amount per share by which the option exercise price of shares granted in the Option Agreement exceeds $15 per shares multiplied by the number of options so exercised. Notwithstanding anything in this Agreement to the contrary, the provisions of this paragraph 2(a)(ii) shall survive the termination or expiration of this Agreement to the extent that


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the Executive or his estate may exercise options pursuant to the terms of the
Option Agreement.

          (b) During the Consulting Period, the Executive shall receive a consulting fee at an annual rate in no event less than the annual rate of his salary on the date hereof. The salary equivalent portion of the consulting fee calculated in accordance with the preceding sentence shall be paid in equal installments on the first day of each month during the Consulting Period. The consulting fee shall begin to accrue upon the commencement of the Consulting Period. During the Consulting Period, the Executive shall participate in all the Company's formal group life insurance, hospitalization and surgical and major medical coverages and long-term disability benefits, in each case to the same extent as would an officer of the Company receiving comparable compensation; PROVIDED, HOWEVER, that if the Executive is ineligible (e.g., by operation of law or the terms of the applicable plan) to continue the participation of the Executive in any such plan the Company will provide the Executive with a comparable level of compensation or benefits; and further provided that participation in any of these plans shall terminate if the Executive is eligible for similar benefits under another company's plans; and further provided that upon attainment of age 65, the Executive's


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entitlement to participation in such benefit plans shall follow normal practice of the Company with respect to retired executives.

          (c) After a Change of Control occurs, the Company shall be obligated hereunder to reimburse the Executive for reasonable business expenses actually incurred or paid by him, consistent with the policies of the Company, in rendering to the Company the services provided for herein, upon presentation of expense statements or such other supporting information as the Company may customarily require of its senior executives.

          (d) If the Executive engages in self-employment or part-time employment at any time during the Terminal Employment Period or the Consulting Period, amounts payable hereunder shall be reduced by an amount equal to one-half of all cash compensation earned by the Executive during such Terminal Employment Period or Consulting Period, as the case may be, from such self-employment or part-time employment.

          3. OTHER ACTIVITIES. At all times during the Terminal Employment Period and the Consulting Period the Executive shall not, without the written consent of the Company, directly or indirectly engage in, as a director, officer, employee or partner, any business, association, firm or corporation (other than the Company or any parent, subsidiary or successor of it) that is


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engaged in whole or in part in a business that is in substantial and direct competition with the business of the Company or any of its subsidiaries and at all times will not act in any manner which could reasonably be held to be contrary to the best interests of the Company.

          4. TERMINATION. (a) The Company may terminate this Agreement and all the Company's obligations hereunder, except for obligations accrued but unpaid to the effective date of termination, solely for "cause". "Cause" shall mean (i) the Executive's wilful refusal, without proper cause, to render services hereunder on substantially a full-time basis or (ii) conviction of a crime involving moral turpitude. Such termination shall be effected by notice thereof hand delivered by the Company to the Executive and, except as hereinafter provided, shall be effective as of the thirtieth day after receipt by the Executive of such notice. If, within the 30-day period following the date of receipt of such notice of termination for cause as defined in clause (i) above, the Executive shall resume rendering services on substantially a full-time basis, the termination shall not be effective.

          (b) This Agreement may be terminated for any reason by the Executive upon not less than six month's prior notice to the


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Company.  After the occurrence of a Change of Control, this Agreement may be terminated by the Executive upon not less than 10 days' prior notice to the Company because of a breach by the Company of its obligations hereunder. In the event the Executive terminates this Agreement because of a breach by the Company of its obligations hereunder, although the Employment Period (or the Terminal Employment Period or Consulting Period, as the case may be) will then be terminated, the Executive shall continue to receive all the compensation provided for in paragraph 2 hereof and shall be entitled to all the benefits otherwise provided for herein for the remainder of the term of this Agreement, notwithstanding such termination.

          (c) In the event of termination of this Agreement by the Executive as a result of the breach by the Company of any of its obligations hereunder, or in the event of the termination of the Executive's employment by the Company in breach of this Agreement, the Executive shall be required to seek other employment in order to mitigate his damages hereunder, unless he has reached age 62.

          (d) In the event that the Executive institutes any legal action to enforce his rights under, or to recover damages for breach of this Agreement, the Executive, if he is the prevailing party, shall be entitled to recover from the Company any actual


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expenses for attorney's fees and disbursements incurred by him.

          5. FULL-TIME REEMPLOYMENT. Immediately upon commencement of the Terminal Employment Period and until the Executive attains the age of 62 years, the Executive has the obligation to seek, vigorously and expeditiously, appropriate employment elsewhere. During the Terminal Employment Period or the Consulting Period, upon receipt of a written notice from the Executive that he has been reemployed by another corporation or other entity on a full-time basis, the obligation of the Company hereunder to pay the Executive the compensation provided for in paragraph 2 hereof (except for obligations accrued but unpaid to the date of such notice) shall terminate. Upon receipt of such notice the Company shall pay the Executive, in addition to any amounts accrued hereunder but unpaid, an amount equal to one quarter of the aggregate amount that would otherwise have been payable to him under this Agreement during the remainder of the Terminal Employment Period and the Consulting Period had he not become so reemployed.

          6. DISABILITY. In the event the Employment Period is terminated as a result of Disability, until the earlier of the date on which the Employment Period was otherwise scheduled to end at the time of such Disability, the date of the Executive's death or


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the date on which the Executive attains the age of 65 years, or in the event the
Executive becomes unable to render services hereunder during either the Terminal Employment Period or the Consulting Period as a result of Disability until the end of the Consulting Period, the Executive shall be paid all compensation payable to the Executive under the Company's long-term disability plan or policy, for such period, plus an additional payment from the Company (if necessary) such that the aggregate amount received by the Executive in the nature of salary continuation from all sources equals the salary at the rate in effect at the commencement of Disability.

          7. INDEMNIFICATION. After the occurrence of a Change of Control, the Executive shall be entitled throughout the remaining term of this Agreement and thereafter to indemnification in respect of any actions or omissions as an employee, officer or director of the Company (or any successor pursuant to paragraph 12 hereof), whether occurring before or after such Change of Control, to the fullest extent permitted by law.

          8. REMEDIES. Effective upon the occurrence of a Change of Control, the Company waives, and will not assert, any right to setoff the amount of any claims, liabilities, damages or losses the Company may have against any amounts payable by the Company to the Executive hereunder, and any amounts payable to or otherwise


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accrued for the account of the Executive in respect of any period prior to the effective termination of this Agreement shall be paid as provided in this Agreement. After the occurrence of a Change of Control, the Company's sole remedy for any asserted violation of any provision of this Agreement shall be to terminate the Executive's employment in accordance with this Agreement.

          9. ARBITRATION. After the occurrence of a Change of Control, any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be adjudicated only by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon such award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in New York City, New York, or such other place as may be agreed upon at the time by the parties to the arbitration.

          10. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

          11. ASSIGNABILITY. (a) In the event that the Company shall merge or consolidate with any other corporation or all or substantially all the Company's business or assets shall be transferred in any manner to any other person, such successor shall


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thereupon succeed to, and be subject to, all rights, interests, duties and obligations of, and shall thereafter be deemed for all purposes hereof to be, the Company hereunder. This Agreement shall be binding upon and inure to the benefit of any such successor and the legal representatives of the Executive.

          (b) This Agreement is personal in nature and neither of the parties hereto shall assign or transfer this Agreement or any rights or obligations hereunder, except by operation of law or pursuant to the terms of this paragraph 11.

          12. AMENDMENTS; WAIVERS. This Agreement may be amended, modified, superseded, canceled, renewed or extended and the terms or covenants hereof may be waived only by a written instrument executed by both of the parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.


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          IN WITNESS WHEREOF the parties hereto have executed this Agreement, as of the date and year first above written.



                                              /s/ Laurence H. Polsky
                                             -----------------------------


                                             COLTEC INDUSTRIES INC


                                           By /s/ John W. Guffey, Jr.
                                             -----------------------------


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